Know all by these present the undersigned hereby constitutes and appoints each of Jonathan C. Gold and Timothy B. Page,
signing singly, as the undersigned's true and lawful
attorneys-in-fact to:

(1) execute for and on behalf of the undersigned,
in the undersigned's capacity as a director, officer or
stockholder of the Company or a subsidiary of the Company,
Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 and any amendments thereto and timely file such form or schedule with the United
States Securities and Exchange Commission, the Nasdaq Stock
Market, the Company, and any stock exchange or similar authority;
and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power or substitution or
revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, to the fullest extent permitted by law:  (i) agrees to hold the attorneys-in-fact and the
Company harmless from all liability, loss, cost, damage or expense of any nature, including reasonable attorneys' fees and expenses sustained or incurred by the attorneys-in-fact or Company in connection with the performance, or non-performance, of the actions described in paragraphs (1) to (3) above; and (ii) irrevocably releases and waives any and all claims (in law or equity) against the attorneys-in-fact and the Company, and all of their respective heirs, estates, successors and assigns, as the case may be, relating to the performance, or non-performance, of the actions described in paragraphs (1) to (3) above.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 6th day of November 2007.

 /s/ Gary R. Enzor